Exhibit 23


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement Nos. 33-27132 and 33-58349 on Forms S-8 and Registration Statement No. 33-53127, as amended, on Form S-3 of South Jersey Industries, Inc. of our reports dated February 16, 2000, appearing in and incorporated by reference in this Annual Report on Form 10-K of South Jersey Industries, Inc. for the year ended December 31, 1999.





DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 27, 2000